                                                                   EXHIBIT 1(f)

                               FOURTH AMENDMENT
                                      TO
                      AGREEMENT AND DECLARATION OF TRUST
                                      OF
                         SHORT-TERM INVESTMENTS TRUST


                  THIS FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF SHORT-TERM INVESTMENTS TRUST (the "Amendment") is entered into the 12th day of June, 1997, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Jack Fields, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds entered into as of May 5, 1993, as amended (the "Agreement").

                  WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

                  WHEREAS, at a meeting duly called and held on the 12th day of June, 1997, the Trustees have resolved to amend the Agreement as hereinafter set forth.

                  NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

                  1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

                  2. New Section 9.9 is hereby added in full as follows:

                  "Section 9.9. Shareholders' Right to Inspect Shareholder List. One or more persons who together and for at least six months have been Shareholders of at least five percent (5%) of the outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any person who is a beneficial owner but not also a record owner of Shares of the Trust."

                  3. With the exception of the amendment in the preceding paragraph 2 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

                  4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Fourth Amendment to Agreement and Declaration of Trust of Short-Term Investments Trust as of the day first above written.


/s/ CHARLES T. BAUER                        /s/ BRUCE L. CROCKETT
---------------------------                 ---------------------------
Charles T. Bauer, Trustee                   Bruce L. Crockett, Trustee

/s/ OWEN DALY II                            /s/ JACK FIELDS
---------------------------                 ---------------------------
Owen Daly II, Trustee                       Jack Fields, Trustee

/s/ CARL FRISCHLING                         /s/ ROBERT H. GRAHAM
---------------------------                 ---------------------------
Carl Frischling, Trustee                    Robert H. Graham, Trustee

/s/ JOHN F. KROEGER                         /s/ LEWIS F. PENNOCK
---------------------------                 ---------------------------
John F. Kroeger, Trustee                    Lewis F. Pennock, Trustee

/s/ IAN W. ROBINSON                         /s/ LOUIS S. SKLAR
---------------------------                 ---------------------------
Ian W. Robinson, Trustee                    Louis S. Sklar, Trustee



                        [THIS IS THE SIGNATURE PAGE FOR
           THE FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                        OF SHORT-TERM INVESTMENTS TRUST]